EXHIBIT 99.1

Contact:	Julie Wood
510-262-8757

ONYX PHARMACEUTICALS REPORTS
THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

RICHMOND, CALIF. (October 30, 2003) — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) announced today the results of operations for the third quarter and nine months ended September 30, 2003. The company reported a net loss of $11.1 million, or $0.40 per share, for the quarter ended September 30, 2003 compared with a net loss of $10.8 million, or $0.50 per share, for the same quarter in 2002. During the third quarter of 2003, Onyx reported restructuring costs of $944,000 related to its previously announced decision to discontinue the company’s therapeutic virus program. Without the restructuring charge, the results would show a non-GAAP net loss of $10.1 million, or $0.36 per share, for the third quarter of 2003.

As of September 30, 2003, the company had cash, cash equivalents and marketable securities of $94.9 million compared to $39.8 million at December 31, 2002. In July 2003, the company raised net proceeds of $73.8 million in a public offering of 5,179,000 shares of its common stock at $15.25 per share. Last week, the company announced with its collaborator, Bayer Pharmaceuticals Corporation, the initiation of a Phase III clinical trial in the treatment of kidney cancer for its investigational drug, BAY 43-9006. The start of the Phase III trial will result in a $15 million creditable milestone-based payment that the company anticipates will be received in the fourth quarter of 2003.

For the quarter ended September 30, 2003, Onyx reported no revenue as compared with revenue of $1.2 million for the third quarter of last year. The revenue recorded in the third quarter of 2002 reflected research funding received from Warner-Lambert, a subsidiary of Pfizer Inc, for the therapeutic virus collaboration that concluded in September 2002.

Research and development costs decreased by $1.9 million in the third quarter of 2003 versus the comparable period last year. This was the result of decreased expenses associated with the therapeutic virus program, partially offset by an increase related to the development of BAY 43-9006. During the third quarter of 2003, Onyx recorded $944,000 of severance-related restructuring expenses. Total operating costs decreased to $11.3 million in the third quarter of 2003, or $10.4 million on a non-GAAP basis excluding the restructuring expenses, from $12.3 million in the comparable period last year.

Nine-month Results
For the nine months ended September 30, 2003, the company reported a net loss of $33.2 million, or $1.34 per share, compared with a net loss of $32.5 million, or $1.61 per share, for the same period in 2002. There were no revenues recorded in the first nine months of 2003 as compared to $2.7 million recognized during the comparable period last year as the Warner-Lambert collaboration concluded in September 2002. Operating expenses decreased by $2.9 million during the nine-month period ended September 30, 2003 as compared to the same period in the prior year. This change reflects lower operating expenses as a result of the company’s decision to terminate its virus program, offset by increases in clinical development costs associated with BAY 43-9006.

Year to date, the company has recorded $4.1 million of restructuring expenses including $2.5 million related to termination of the XOMA process development and manufacturing agreement and $1.6 million related to severance costs. In addition, the company recorded $1.1 million for milestone payments to XOMA related to the agreement. Without the restructuring charges and milestone payments, the results would show a non-GAAP net loss of $27.9 million, or $1.13 per share, for the nine months ended September 30, 2003.

Onyx believes that the non-GAAP results in this release provide useful information to investors, as they exclude the effects of non-recurring costs related to restructuring that Onyx believes are not indicative of its ongoing operations. The non-GAAP information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to, or as a substitute for, GAAP measures.

Onyx Pharmaceuticals is engaged in the development of novel cancer therapies that target the molecular basis of cancer. With its partners, the company is developing small molecule drugs, including BAY 43-9006 with Bayer Pharmaceuticals Corporation. For more information about Onyx’s pipeline and activities, visit the company’s web site at www.onyx-pharm.com.

     This news release contains forward-looking statements regarding expectations as to timing and amount of any restructuring charges; cost savings or clinical development expenses; the company’s plans as to the development of BAY 43-9006, including further clinical testing and the timing of such clinical trials; and the company’s expectations or beliefs of the commercial potential of BAY 43-9006. These forward-looking statements involve a number of risks and uncertainties that could cause actual events to differ from the company’s expectations. These risks are addressed in the company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K filed on March 25, 2003 and its Quarterly Reports on Form 10-Q.

— Financials Attached —

ONYX PHARMACEUTICALS, INC.
SUMMARY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$1,178
Operating expenses:
Research and development	9,036	—		9,036	10,921
General and administrative	1,353	—		1,353	1,407
Restructuring	944	(944	) (3)	—	—

Total operating expenses	11,333	(944)		10,389	12,328

Loss from operations	(11,333)	944		(10,389)	(11,150)
Interest income	254	—		254	272
Other income (expense)	—	—		—	60

Net loss	$(11,079)	$944		$(10,135)	$(10,818)

Basic and diluted net loss per share	($0.40)			($0.36)	($0.50)

Shares used in computing basic and diluted net loss per share	27,777			27,777	21,593

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP amounts exclude restructuring costs.

(3)	Amount represents severance-related restructuring costs for the discontinuation of the company’s therapeutic virus program.

ONYX PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data amount)
(unaudited)

	Nine Months Ended
	September 30,

	2003				2002

	GAAP (1)	Adjustments		Non-GAAP (2)	GAAP

Total revenue	$—	$—		$—	$2,715
Operating expenses:
Research and development	25,097	(1,100	) (3)	23,997	32,027
General and administrative	4,218	—		4,218	4,349
Restructuring	4,145	(4,145	) (4)	—	—

Total operating expenses	33,460	(5,245)		28,215	36,376

Loss from operations	(33,460)	5,245		(28,215)	(33,661)
Interest income	562	—		562	936
Other income (expense)	(275)	—		(275)	235

Net loss	$(33,173)	$5,245		$(27,928)	$(32,490)

Basic and diluted net loss per share	($1.34)			($1.13)	($1.61)

Shares used in computing basic and diluted net loss per share	24,791			24,791	20,178

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP amounts exclude restructuring costs and milestone payments to XOMA related to the company’s process development and manufacturing agreement that was terminated as a result of the therapeutic virus program discontinuation announced in June 2003.

(3)	Amount represents milestone payments to XOMA related to the terminated process development and manufacturing agreement.

(4)	Amount represents restructuring costs related to the January 2003 reduction in force and the discontinuation of the therapeutic virus program announced in June 2003.

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEET
(in thousands)

	Sept. 30,	Dec. 31,
	2003	2002
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$94,910	$39,833
Other current assets	2,689	1,351

Total current assets	97,599	41,184
Property and equipment, net	2,092	2,834
Other assets	408	2,223

Total assets	$100,099	$46,241

Liabilities and stockholders’ equity
Current liabilities	$13,072	$12,457
Advance from partner	5,000	5,000
Stockholders’ equity	82,027	28,784

Total liabilities and stockholders’ equity	$100,099	$46,241

(1)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002